Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Saucony, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-80726,
333-33485) of our report dated February 7, 2000, on our audits of the consolidated financial statements and financial statement schedule of Saucony, Inc. and Subsidiaries as of December 31, 1999 and January 1, 1999 and for the years ended December 31, 1999, January 1, 1999 and January 2, 1998 which report is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
March 27, 2000